Exhibit 99.1

    ACCESS WORLDWIDE REPORTS FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

    ARLINGTON, Va., April 17 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), an established marketing and Business Process Outsourcing ("BPO") services company, today reported financial results for the three and twelve months ended December 31, 2006.

    For the Three Months Ended December 31, 2006

    Our revenues increased by $3.8 million, or 81%, to $8.5 million for the quarter ended December 31, 2006, compared to $4.7 million for the quarter ended December 31, 2005. Revenues for our U.S. Segment increased $2.4 million, or 58.5% to $6.5 million for the quarter ended December 31, 2006, compared to $4.1 million for the quarter ended December 31, 2005. The increase was primarily attributed to an increase in the number of programs and production hours performed. Revenues for our International Segment increased $1.4 million, or 233.3% to $2.0 million for the quarter ended December 31, 2006, compared to $0.6 million for the quarter ended December 31, 2005. The increase was primarily attributed to the full utilization of our communication center in the Philippines in the fourth quarter of 2006 after commencing operations in September 2005.

    We reported a net loss from continuing operations of $0.3 million and basic and diluted loss per share of common stock of $0.02 for the quarter ended December 31, 2006, compared to a net loss from continuing operations of $1.2 million and basic and diluted loss per share of common stock of $0.07 for the quarter ended December 31, 2005.

    Total weighted average diluted shares outstanding for the quarters ended December 31, 2006 and December 31, 2005 were 17,340,065 and 16,609,552, respectively.

    For the Twelve Months ended December 31, 2006

    Our revenues increased $12.9 million, or 87.2%, to $27.7 million for the year ended December 31, 2006, compared to $14.8 million for the year ended December 31, 2005. Revenues for our U.S. Segment increased $8.3 million, or 58.5%, to $22.5 million for the year ended December 31, 2006, compared to $14.2 million for the year ended December 31, 2005. The increase is primarily attributed to an increase in the number of programs and production hours performed. Revenues for our International Segment increased $4.6 million, or 766.7%, to $5.2 million for the year ended December 31, 2006, compared to $0.6 million for the year ended December 31, 2005. The increase was primarily attributed to the full utilization of our communication center in the Philippines in the fourth quarter of 2006 after commencing operations in September 2005.

    We reported net loss from continuing operations of $4.3 million and diluted loss per share of common stock of $0.25 for the year ended December 31, 2006, compared to net loss from continuing operations of $5.5 million and diluted loss per share of common stock of $0.42 for the year ended December 31, 2005.

    Total weighted average common shares outstanding for year ended December 31, 2006 and December 31, 2005 were 17,340,065 and 13,084,761, respectively.

    "We are very pleased with the improvement and performance of our domestic operations and we expect this momentum to carry into 2007. In Manila, we are at full capacity in our first facility, and our second facility started production in February of 2007. The addition of our second facility will provide us with approximately 700 production seats in the Philippines." commented Shawkat Raslan, Chairman, President and Chief Executive Officer of Access Worldwide. "Our business objectives in 2007 will be to optimize and maximize the utilization of our US capacity and maximize the growth of our offshore operations."

    Access Worldwide is an established marketing and BPO services company that provides a variety of sales and communication services. Our spectrum of services include the full range of inbound and outbound voice services such as customer service, customer acquisition, helpdesk, and a growing list of IT and back office services among others. Headquartered in Arlington, Virginia, Access Worldwide has about 1,000 employees in offices throughout the United States and the Philippines. More information is available at http://www.accessww.com .

    This press release contains forward-looking statements. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from operations; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; potential consumer saturation reducing the need for services; our ability and our clients ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients; the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and our ability to recruit additional personnel. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

                      Access Worldwide Communications, Inc.
                      Condensed Consolidated Balance Sheets

                                                        December 31,
                                                ---------------------------
                                                    2006           2005
                                                ------------   ------------
ASSETS
  Current Assets:
    Cash and cash equivalents                   $  2,836,980   $  1,755,926
    Restricted cash                                  123,000        314,000
    Accounts receivable, net of allowance
      for doubtful accounts of $99,130
      and $61,994, respectively                    6,956,218      7,297,583
    Unbilled receivables                               7,750        228,083
    Other current assets, net                        831,958        785,257
      Total current assets                        10,755,906     10,380,849
  Property and equipment, net                      3,374,575      5,025,158
  Restricted cash                                    343,000        466,000
  Other assets, net                                  386,127        390,822

        Total assets                            $ 14,859,608   $ 16,262,829

LIABILITIES AND COMMON STOCKHOLDERS' DEFICIT

  Current Liabilities:
    Current portion of indebtedness             $    438,866   $  4,876,381
    Current portion of indebtedness
      - related parties                            1,750,000        352,334
    Accounts payable                               1,315,785      1,878,856
    Accrued expense                                  654,140      2,204,267
    Grants payable                                         -         80,000
    Accrued salaries, wages and related
      benefits                                       586,107        736,797
    Customer deposits                              1,210,146      1,084,378
    Convertible Notes, net                                 -      1,768,584
    Deferred revenue                                 669,290      1,435,619
    Accrued interest and other
      related party expenses                               -         59,512

      Total current liabilities                    6,624,334     14,476,728

  Long-term portion of indebtedness                  259,256        669,441
  Other long-term liabilities                        530,992        796,418
  Convertible Notes, net                           4,625,490      1,380,564
  Mandatorily redeemable preferred
   stock, $0.01 par value:                                 -
     1,000,000 shares auth., 40,000
      shares issued and out.                       4,000,000      4,000,000

        Total liabilities                         16,040,072     21,323,151

  Commitments and contingencies

  Common stockholders' deficit:
    Common stock, $0.01 par value:
      voting 40,000,000 shares auth.;
      17,340,065 and 16,616,219 shares
      issued and out., respectively                  173,401        166,162
     Additional paid-in capital                   71,362,793     70,389,446
     Accumulated deficit                         (72,716,658)   (75,602,730)
     Deferred compensation                                 -        (13,200)

       Total common stockholders'
         deficit                                  (1,180,464)    (5,060,322)

    Total liabilities and common
      stockholders' deficit                     $ 14,859,608   $ 16,262,829

                      Access Worldwide Communications, Inc.
                 Condensed Consolidated Statements of Operations

                                        Unaudited
                                  For the Three Months          For the Twelve Months
                                         Ending                        Ending
                                       December 31,                  December 31,
                               ---------------------------   ---------------------------
                                   2006           2005           2006           2005
                               ------------   ------------   ------------   ------------
Revenues                       $  8,466,712   $  4,688,907   $ 27,711,626   $ 14,809,486
Cost and expenses:
  Cost of services                6,337,666      3,770,978     21,315,235     13,145,510
  Selling, general and
    administrative
    expenses                      1,937,436      1,356,957      6,557,701      4,497,969
  Depreciation                      248,055        290,526      1,037,856        893,516
    Total costs and
      expenses                    8,523,157      5,418,461     28,910,792     18,536,995
Loss from operations                (56,445)      (729,554)    (1,199,166)    (3,727,509)

  Interest expense, net            (271,478)      (437,907)    (3,051,906)    (1,726,488)
Loss from continuing
  operations                       (327,923)    (1,167,461)    (4,251,072)    (5,453,997)

Discontinued operations:
  Income (loss) from
    discontinued
    operations                       12,728       (236,262)      (591,631)       773,273
  Gain on disposal of
    segment, net of
    income tax expense
    of $0                          (470,787)             -      7,728,775              -
                                   (458,059)      (236,262)     7,137,144        773,273

Net (loss) income before
  deemed dividend                  (785,982)    (1,403,723)     2,886,072     (4,680,724)
  Deemed dividend -
    warrants issued to
    certain stockholders                  -                             -       (740,000)
Net (loss) income
 applicable to common
 stockholders                      (785,982)    (1,403,723)     2,886,072     (5,420,724)
  Basic and diluted
   (loss) income per share
   of common stock:
     Continuing
       operations              $      (0.02)  $      (0.07)  $      (0.25)  $      (0.42)
     Discontinued
       operations              $      (0.03)  $      (0.01)  $       0.41   $       0.06
     Net (loss) income         $      (0.05)  $      (0.08)  $       0.17   $      (0.41)
   Weighted average
     common shares
     outstanding                 17,340,065     16,609,552     17,340,065     13,084,761

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       For the Years
                                                     Ended December 31,
                                                ---------------------------
                                                    2006           2005
                                                ------------   ------------
Cash flows from operating activities:
   Net income (loss)                            $  2,886,072   $ (4,680,724)
   Adjustments to reconcile net
     income (loss) to net cash
     used in operating activities:
       Depreciation and amortization               1,037,856        905,156
       Allowance for doubtful accounts                98,821        (65,325)
       Amortization of deferred
         compensation                                 10,500         15,350
       Amortization of deferred
         financing costs                             600,239         87,217
       Accretion of discount on
         Convertible Notes                           691,727        721,463
       Gain on sale of discontinued
         operations                               (7,728,775)             -
       Share based compensation expense              227,119              -
       Changes in assets and liabilities
         from discontinued operations                734,419     (2,308,861)
       Changes in operating assets and
         liabilities:
         Accounts receivable                      (4,253,286)       128,519
         Other assets                               (449,720)       (27,098)
         Accounts payable, grants
           payable, accrued expenses
           and other liabilities                     287,465        797,743
         Accrued salaries, wages and
           related benefits                          301,441        (58,619)
         Customer deposits                                (2)        19,315
         Deferred revenue                            325,603       (158,665)
         Accrued interest and related
          party expenses                            (778,167)        46,911
      Net cash used in operating
        activities                                (6,008,688)    (4,577,618)

Cash flows from investing activities:
  Additions to property and
    equipment, net                                  (564,988)    (2,458,104)
  Additions to property and
    equipment from discontinued
    operations, net                                 (187,549)      (387,682)
  Net proceeds from sale of
    discontinued operations                        9,751,470              -
  Decrease (increase) in restricted
    cash                                             314,000        (69,000)
    Net cash provided by (used in)
      investing activities                         9,312,933     (2,914,786)
Cash flows from financing activities:
  Payments on capital leases                        (383,146)       761,373
  Proceeds from issuance of common
    stock                                              5,535      3,254,950
  Proceeds from exercise of common
    stock options and warrants                             -          7,470
  Net borrowings under Credit
    Facility and Debt Agreement                   (4,454,388)     1,623,855
  Borrowings under not payable to
    related party                                  2,000,000
  Repayment of Convertible Notes                    (115,000)
  Loan origination fees                             (140,000)       (40,000)
  Proceeds from issuance of
    Convertible Notes                              1,500,000      1,000,000
  Payments under note payable to
    related party                                   (602,334)
  Proceeds from insurance financing, net             (17,122)        22,251
  Payments on capital leases from
    discontinued operations                          (16,736)        47,885
    Net cash (used in) provided by
      financing activities                        (2,223,191)     6,677,784
    Net increase (decrease) in cash
      and cash equivalents                         1,081,054       (814,620)
Cash and cash equivalents, beginning
  of year                                          1,755,926      2,570,546
Cash and cash equivalents, end of
  year                                          $  2,836,980   $  1,755,926
Supplemental disclosure of cash flow
 information:
Cash paid during the period for:
   Interest                                     $  1,896,767   $    921,768
   Note: $1,000,000 was paid in 2006
     for early termination of credit
     facility.
   Income taxes                                            -   $          -
Non-Cash Investing and Financing
 Activities:
   Equipment acquisitions through
    capital leases                              $     24,290   $  1,053,832
   Issuance of common stock to pay
    bonuses                                     $     49,147   $    185,000

SOURCE  Access Worldwide Communications, Inc.
    -0-                             04/17/2007
    /CONTACT: Mark Wright, General Counsel, Secretary, of Access Worldwide Communications, Inc., +1-703-292-5210, mwright@accessww.com /
    /Web site:  http://www.accessww.com /
    (AWWC)